EXHIBIT 21
SUBSIDIARIES OF CINEMARK HOLDINGS, INC.
USA
Cinemark, Inc., a Delaware corporation
CNMK Holding, Inc., a Delaware corporation
Cinemark USA, Inc., a Texas corporation
Cinemark, L.L.C., a Texas limited liability company
Sunnymead Cinema Corp., a California corporation
Trans Texas Cinema, Inc., a Texas corporation
Cinemark Properties, Inc., a Texas corporation
Greeley Holdings, Inc., a Texas corporation
Greeley, Ltd., a Texas limited partnership
Cinemark International, L.L.C., a Texas limited liability company
Cinemark Mexico (USA), Inc., a Delaware corporation
Cinemark Leasing Company, a Texas corporation
Cinemark Partners I, Inc., a Texas corporation
Cinemark Partners II, Ltd., a Texas limited partnership
Cinemark Investments Corporation, a Delaware corporation
Multiplex Properties, Inc., a Delaware corporation
Multiplex Services, Inc., a Texas corporation
Canada Theatre Holdings, Inc., a Delaware corporation
CNMK Brazil Investments, Inc., a Delaware corporation
CNMK Investments, Inc., a Delaware corporation
CNMK Delaware Investments I, L.L.C., a Delaware limited liability company
CNMK Delaware Investments II, L.L.C., a Delaware limited liability company
CNMK Delaware Investment Properties, L.P., a Delaware limited partnership
CNMK Texas Properties, LLC., a Texas corporation
Brainerd Cinema, Ltd., a Texas limited partnership
Laredo Theatre, Ltd., a Texas limited partnership
Brasil Holdings, L.L.C., a Delaware limited liability company
Cinemark Media, Inc., a Delaware corporation
Century Theatres, Inc., a California corporation
NBE, Inc., a California corporation
Marin Theatre Management, LLC, a California limited liability company
Century Theatres NG, L.L.C., a California limited liability company
CineArts, L.L.C., a California limited liability company
CineArts of Sacramento, L.L.C., a California limited liability company
Corte Madera Theatres, L.L.C., a California limited liability company
Novato Theatres, L.L.C., a California limited liability company
San Rafael Theatres, L.L.C., a California limited liability company
Northbay Theatres, L.L.C., a California limited liability company
Century Theatres Summit Sierra, L.L.C., a California limited liability company
Century Theatres Seattle, L.L.C., a California limited liability company
ARGENTINA
Cinemark Argentina, S.R.L., an Argentine corporation
Prodecine S.R.L., an Argentine corporation
Bulnes 2215, S.R.L., an Argentine corporation
BRAZIL
Cinemark Brasil S.A., a Brazilian corporation
CANADA
Cinemark Theatres Canada, Inc., a New Brunswick corporation
Cinemark Holdings Canada, Inc., an Ontario corporation
Century Theatres of Canada, ULC, a Canadian corporation

EXHIBIT 21
SUBSIDIARIES OF CINEMARK HOLDINGS, INC.
CENTRAL AMERICA
Cinemark Panama, S.A., a Panamanian joint stock company
Cinemark Equity Holdings Corporation, a British Virgin Islands corporation
Cinemark Costa Rica, S.R.L., a Costa Rican limited liability company
Cinemark El Salvador, Ltda de C.V., an El Salvadorian limited liability company
Cinemark Nicaragua y Cia, Ltda., a Nicaraguan limited liability company
Cinemark Honduras S. de R.L., a Honduran limited liability company
CHILE
Cinemark Chile S.A., a Chilean corporation
Inversiones Cinemark, S.A., a Chilean corporation
Worldwide Invest, Inc., a British Virgin Islands corporation
COLOMBIA
Cinemark Colombia S.A., a Colombian corporation
ECUADOR
Cinemark del Ecuador S.A., an Ecuadorian corporation
GERMANY
Cinemark Germany GmbH, a German corporation
MEXICO
Cinemark Holdings Mexico S. de R.L. de C.V., a Mexican limited liability company
Cinemark de Mexico, S.A. de C.V., a Mexican corporation
Servicios Cinemark, S.A. de C.V., a Mexican corporation
Cinemark del Norte, S.A. de C.V., a Mexican corporation
PERU
Cinemark del Peru S.R.L., a Peruvian limited liability company
SPAIN
Cinemark Holdings Spain, S.L., a Spanish limited liability company